Exhibit 99.1
Contacts:

William (B.J.) Lehmann, J.D.	Investor Relations:	Media Relations:
President and Chief Operating Officer Tel: (216) 431-9900 bjlehmann@athersys.com	Lisa M. Wilson In-Site Communications Tel: (917) 543-9932 lwilson@insitecony.com	Dan Budwick Pure Communications, Inc. Tel: (973) 271-6085 dan@purecommunicationsinc.com
ATHERSYS REPORTS THIRD QUARTER 2010 RESULTS
Cleveland, OHIO, (November 8, 2010) — Athersys, Inc. (NASDAQ: ATHX) today announced its financial results for the quarter ended September 30, 2010.
Third Quarter and Recent Highlights Include:
•	Announced today FDA authorization for the initiation of a Phase II clinical trial of MultiStem® in inflammatory bowel disease (IBD) as part of its collaboration with Pfizer Regenerative Medicine;

•	Presented positive top-line data for the Phase I clinical trial of MultiStem® in acute myocardial infarction (AMI) at Transcatheter Cardiovascular Therapeutics Conference 2010;

•	Received orphan drug designation for MultiStem in Graft vs. Host Disease (GvHD);

•	Published groundbreaking preclinical data showing potential neuroprotective effects of MultiStem for traumatic brain injury;

•	Announced collaborative agreement with RTI Biologics in orthopedic market;

•	Awarded $0.9 million in grant funding under the Therapeutic Discovery Project and Michael J. Fox Foundation to advance therapeutic programs;

•	Recorded revenues of $2.0 million and a net loss of $3.7 million for the third quarter ended September 30, 2010; and

•	Completed the quarter with $17.8 million in cash, cash equivalents and available-for-sale securities expected to support planned operations through 2011.
“This has been a productive period for Athersys,” said Gil Van Bokkelen, Ph.D., Chairman and Chief Executive Officer. “We have achieved important milestones in the clinical development of MultiStem, while continuing to demonstrate progress on both research and business development.”
“We take special note of our announcement today that along with our partner, Pfizer, we have received FDA authorization to begin a Phase II clinical trial of MultiStem for treatment of patients suffering from inflammatory bowel disease (IBD),” said Dr. Van Bokkelen. “This authorization is important for Athersys as it validates important elements of our development strategy, and marks a significant achievement in our collaboration with Pfizer.”

Third Quarter Results
Revenues for the three months ended September 30, 2010 increased to $2.0 million from $0.5 million for the comparable period in 2009 due principally to an increase in contract revenue. Contract revenue increased $1.4 million for the period primarily as a result of our collaboration with Pfizer. Research and development expenses increased $1.6 million for the three months ended September 30, 2010 from the comparable period in 2009 primarily due to an increase in clinical and preclinical development costs. Net loss for the three months ended September 30, 2010 increased to $3.7 million from $3.4 million for the comparable period in 2009 primarily due to an increase in operating costs and expenses not fully offset by the increase in revenues described above.
As of September 30, 2010, cash, cash equivalents and available-for-sale securities totaled $17.8 million, compared to $20.1 million at June 30, 2010. For the nine months ended September 30, 2010, our net cash used in operating activities was $8.0 million. Based on our current business and operating plans, and assuming no new financings or significant business transactions, we believe we have cash available to fund our operations through 2011.
Conference Call
As previously announced, the Company will host a conference call today at 4:30 p.m. (Eastern Time) to review the quarterly results. Gil Van Bokkelen, Ph.D., Chairman and Chief Executive Officer, and William (B.J.) Lehmann, President and Chief Operating Officer, will host the call. Investors and other interested parties are invited to listen to the conference call by dialing 800-273-1254 in the U.S. and Canada, 973-638-3440 from abroad, or via a live Internet broadcast on the Company’s website at www.athersys.com under the Investor Relations section.
A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Time) on November 22, 2010 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 18341603.
About Athersys, Inc.
Athersys is a clinical stage biopharmaceutical company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. The Company is developing MultiStem®, a patented, adult-derived “off-the-shelf” stem cell product platform for multiple disease indications, including damage caused by myocardial infarction, bone marrow transplantation and oncology treatment support, ischemic stroke, and inflammatory bowel disease. The Company is also developing a portfolio of other therapeutic programs, including orally active pharmaceutical product candidates for the treatment of metabolic and central nervous system disorders, utilizing proprietary technologies, including Radom Activation of Gene Expression (RAGE®). Athersys has forged several key strategic alliances and collaborations with leading pharmaceutical and biotechnology companies, as well as world-renowned research institutions in the United States and Europe to further develop its platform and products. More information is available at www.athersys.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face that could cause actual results to differ materially from those implied by forward-looking statements are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as human therapeutics, such as the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem for the treatment of IBD, AMI and other disease indications, and the prevention of GvHD. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Other important factors to consider in evaluating our forward-looking statements include: the possibility of delays in, adverse results of, and excessive costs of the development process; our ability to successfully initiate and complete a Phase II clinical trial of MultiStem for AMI; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect our intellectual property portfolio; our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies; our ability to meet milestones under our collaboration agreements, our possible inability to execute our strategy due to changes in our industry or the economy generally; changes in productivity and reliability of suppliers; and the success of our competitors and the emergence of new competitors. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
(Tables Follow)

Athersys, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Note)
Assets
Cash, cash equivalents and available-for-sale securities	$17,840	$26,382
Other current assets	3,117	847
Equipment, net	1,017	849
Other long-term assets	207	253

Total assets	$22,181	$28,331

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$3,528	$2,735
Deferred revenue	7,796	6,639
Total stockholders’ equity	10,857	18,957

Total liabilities and stockholders’ equity	$22,181	$28,331

Note: The Condensed Consolidated Balance Sheet Data at December 31, 2009 has been derived from the audited financial statements as of that date.

Athersys, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues
Contract revenue	$1,601	$167	$4,515	$636
Grant revenue	395	317	1,092	654

Total revenues	1,996	484	5,607	1,290

Costs and expenses
Research and development	4,342	2,704	10,569	7,868
General and administrative	1,329	1,189	4,249	3,928
Depreciation	71	58	216	175

Total costs and expenses	5,742	3,951	15,034	11,971

Loss from operations	(3,746)	(3,467)	(9,427)	(10,681)
Interest income and other	58	87	101	329

Net loss	$(3,688)	$(3,380)	$(9,326)	$(10,352)

Basic and diluted net loss per share	$(0.19)	$(0.18)	$(0.49)	$(0.55)

Weighted average shares outstanding, basic and diluted	18,929,640	18,928,193	18,929,436	18,928,057